Exhibit 10.25
AMENDMENT ONE TO THE
GENUINE PARTS COMPANY
SUPPLEMENTAL RETIREMENT PLAN
(as Amended and Restated Effective as of January 1, 2009)
     This Amendment to the Genuine Parts Company Supplemental Retirement Plan is adopted by Genuine Parts Company (the “Company”), effective as of the date set forth herein.
W I T N E S S E T H:
     WHEREAS, the Company maintains The Genuine Parts Company Supplemental Retirement Plan (the “Plan”), and such Plan is currently in effect;
     WHEREAS, the Company desires to amend the Plan; and
     WHEREAS, pursuant to Section 10.08 of the Plan, the Company has reserved the right to amend the Plan through action of the Pension and Benefits Committee;
     NOW, THEREFORE, BE IT RESOLVED that the Plan is hereby amended as follows:
1.
     Effective August 16, 2010, Section 8.01(a) is deleted in its entirety and a new Section 8.01 (a) is hereby substituted in lieu thereof as follows:
“8.01 Death of Key Employee Before Supplemental Income Payments Commence.
(a)	Survivor Benefit. If a Key Employee (married or unmarried at the time of his or her death) dies before Supplemental Retirement Income commences hereunder and prior to his or her Separation from Service, then the Key Employee’s Beneficiary shall be entitled to receive a survivor benefit which is the equal to 100% of the lump sum value of the Key Employee’s Supplemental Retirement Income accrued to the date of his or her death under Article Five or Article Six, whichever is applicable. The lump sum value shall be computed using the Applicable Mortality Table and the Applicable Interest Rate as defined in Section 2.03 of the Pension Plan and based on the Key Employee’s age on the first day of the month following his or her death. See Section 8.03 for provisions identifying the Key Employee’s Beneficiary.
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     Except as amended herein, the Plan shall remain in full force and effect.
     IN WITNESS WHEREOF, the Pension and Benefits Committee has caused this Amendment to the Plan to be executed on the date shown below, but effective as of the date indicated above.

PENSION AND BENEFITS COMMITTEE

By:	/s/ Frank M. Howard Name Frank M. Howard
Title Sr.V.P. & Treasurer

Date:	August 16, 2010

Attest:

By:	/s/ Linda L. Olvey
Date: August 16, 2010